Exhibit 10.1

SECOND AMENDMENT TO THE
ENVESTNET, iNC. INTERIM EXECUTIVE AGREEMENT

THIS SECOND AMENDMENT TO THE INTERIM EXECUTIVE AGREEMENT (the “Second Amendment”) is made and entered into as of this 11th day of July, 2024, by and among James L. Fox (the “Executive”), Envestnet, Inc. (“Envestnet”) and Envestnet Financial Technologies, Inc. (the “Company”).

WHEREAS, Envestnet, the Company and Executive are parties to the Interim Executive Agreement dated January 7, 2024, as amended on March 14, 2024 (the “Executive Agreement”); and

WHEREAS, the parties desire to further amend the Executive Agreement as set forth herein.

NOW THEREFORE, the parties agree to further amend the Executive Agreement as follows:

1.	The following sentence shall be inserted as the last sentence in Section 3(a) of the Executive Agreement: “Effective as of July 8, 2024, the Executive shall receive his aggregate monthly salary of $350,000 100% in cash in accordance with the Company’s normal payroll practices.”

2.	The first sentence in Section 1 shall be deleted in its entirety and replaced with the following sentence: “The “Agreement Term” shall mean the period commencing on the Effective Date and, unless terminated sooner as provided in Section 6(a) hereof, continuing until the six-month anniversary of the Effective Date, provided that the Agreement Term will be extended on a monthly-basis unless either Party provides at least fifteen (15) days written notice to the other Party prior to the expiration of the Agreement Term (the end of the initial six-month period or any subsequent one-month period is the Termination Date), provided further that the Agreement Term shall automatically terminate upon the Closing (as defined in that certain Agreement and Plan of Merger dated July 10, 2024, by and among Envestnet, BCPE Pequod Buyer, Inc., a Delaware corporation (“Parent”), and BCPE Pequod Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent.”

3.	All other terms of the Executive Agreement remain in full force and effect.

IN WITNESS WHEREOF, the parties have voluntarily signed this Second Amendment to the Executive Agreement on the date set forth above.

ENVESTNET, INC.

/s/ Sharon Rosenthal
By:	Sharon Rosenthal
Title:	Chief Human Resources Officer

ENVESTNET FINANCIAL TECHNOLOGIES, INC.

/s/ Sharon Rosenthal
By:	Sharon Rosenthal
Title:	Chief Human Resources Officer

EXECUTIVE

/s/ James L. Fox
James L. Fox